
                                                                 Exhibit 12.1


               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES



                                                                                                            EXHIBIT 12.1
                                                                                      Ratio of Earnings to Fixed Charges


                      (Figures in thousands except ratios)

                                                  9/30/96            9/30/95               12/31/95           12/31/94
                                             --------------------------------------------------------------------------------
Net Income (loss) Before Taxes                    $24,059            $31,519               $43,254             $32,857

Interest Expense                                   47,637             48,191                64,413             48,377

                                             --------------------------------------------------------------------------------
    Subtotal A - Including interest on             71,696             79,710               107,667             81,234
    deposits                                       ------             ------               -------             ------


    Less:  Interest on Deposits                    42,742             41,851                56,567             43,410

                                             --------------------------------------------------------------------------------
    Subtotal B - Excluding interest on             28,954             37,859                51,100             37,824
    deposits                                       ------             ------                ------             ------


Ratio of Earnings to Fixed Charges
    Excluding interest on deposits                  5.92x              5.97x                 6.51x              7.62x
    Subtotal B/ (Interest expense -                28,954 /           37,859 /              51,100 /           37,824 /
    Interest on deposits)                     (47,637 - 42,742)   (48,191 - 41,851)    (64,413 - 56,567)   (48,377 - 43,410)

    Including Interest on deposits                 1.51x              1.65x                 1.67x               1.68x
    Subtotal A/ Interest expense               71,696/47,637       79,710/48,191       107,667/64,413       81,234/48,377



                                                                                                     EXHIBIT 12.1
                                                                               Ratio of Earnings to Fixed Charges


                      (Figures in thousands except ratios)
                                                  12/31/93                  12/31/92                  12/31/91
                                             -----------------------------------------------------------------------
Net Income (loss) Before Taxes                    ($6,637)                   $2,372                    $7,660

Interest Expense                                   45,087                    59,715                    77,444

                                             -----------------------------------------------------------------------
    Subtotal A - Including interest on             38,450                    62,087                    85,104
    deposits                                       ------                    ------                    ------


    Less:  Interest on Deposits                    42,555                    57,689                    74,332

                                             -----------------------------------------------------------------------
    Subtotal B - Excluding interest on             (4,105)                    4,398                    10,772
    deposits                                       -------                    -----                    ------


Ratio of Earnings to Fixed Charges
    Excluding interest on deposits                (1.62)x                    2.17x                     3.46x
    Subtotal B/ (Interest expense -               (4,105) /                 4,398 /                   10,772 /
    Interest on deposits)                   (45,087 - 42,555)        (59,715 - 57,689)          (77,444 - 74,332)

    Including Interest on deposits                 0.85x                     1.04x                     1.10x
     Subtotal A/ Interest expense            38,450 / 45,087          62,087 / 59,715            85,104 / 77,444

